SECURITY AGREEMENT


     THIS SECURITY AGREEMENT dated as of the 24th day of July, 2001 made by Infowave Software, Inc. (the "Borrower"), a corporation incorporated under the laws of the Province of British Columbia and having its chief executive office at Suite 200, 4664 Lougheed Highway, Burnaby, BC, V5C 5T5 (facsimile: (604) 473-3799), to and in favour of Thomas Koll (the "Lender"), a businessman having an office at Suite 200, 4664 Lougheed Highway, Burnaby, BC, V5C 5T5 (facsimile
(604) 473-3799).

     WHEREAS:

A. The Borrower has entered into a loan agreement dated as of the date hereof between the Borrower as borrower and the Lender as lender (as such agreement may at any time or from time to time be amended, supplemented or otherwise modified or restated, the "Credit Agreement") and the Lender has agreed to advance certain credit facilities on the terms and conditions set out in the Credit Agreement.

B. It is a condition of the advance of the said credit facilities by the Lender that the Borrower execute and deliver this Security Agreement to the Lender as collateral security for the payment and performance of the Obligations.

     NOW THEREFORE WITNESSETH that, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Borrower, the Borrower covenants, declares and agrees as follows:

                                   ARTICLE 1
                                 INTERPRETATION

     Section 1.1 Terms Incorporated for Reference. All capitalized terms used but not otherwise defined in this Security Agreement shall have the meanings attributed to them in the Credit Agreement. Terms defined in the British Columbia Personal Property Security Act (as amended from time to time, the "PPSA") and used but not otherwise defined in this Security Agreement shall have the same meaning herein.

     Section 1.2 Defined Terms. In this Security Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the following meanings:

          "Book Accounts" means all debts, accounts, moneys, demands and choses in action which are now due, owing or accruing due or which may hereafter become due, owing or accruing due to the Borrower and all claims of whatsoever nature or kind which the Borrower now has or may hereafter have, in each case in respect of or arising out of or in connection with the Business, including claims against the Crown and claims under insurance policies and all the proceeds and other monies payable thereunder (including bonuses, additions, profits, interest and all other such amounts); and all Contracts, securities, bills, notes, lien notes, judgments, chattel mortgages, mortgages and all other rights and benefits which now are or may hereafter be vested in the Borrower or anyone on behalf of the Borrower in respect of or as security for any of the said debts, accounts, moneys, demands, choses in action and claims or any part thereof; and also all books, accounts, invoices, letters, papers and documents recording or in any way evidencing or relating to any of the said debts, accounts, moneys, demands, choses in action and claims or any part thereof;


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                                      -2-



          "Business" means the business of the Borrower as conducted by it as at the date hereof and as proposed to be conducted by it hereafter;

          "Contracts" means all contracts or agreements relating to the ownership or conduct of the Business (including, without limitation, all contractual rights and benefits, options or rights to acquire options thereunder to which the Borrower is a party (whether by way of assignment or otherwise) in any form whatsoever, written or verbal, now in existence or hereafter entered into, including leases, the options to purchase and rights of first refusal), together in each case with any amendments, supplements, modifications, extensions, renewals or replacements thereof;

          "Credit Agreement" has the meaning set forth in recital A hereof;

          "Intellectual   Property"   has  the  meaning  set  forth  in  Section
2.1(1)(e);

          "Inventory" means all inventories of the Borrower wheresoever located (including, without limitation, such inventory located at, on or about the Lands or any leasehold property) including, without limitation, finished goods, work in progress, raw materials, stores, supplies, spare parts and other maintenance items and merchandise and all other materials and supplies wherever located, including on or about or in transit to or from the Lands (or otherwise on hand), to be used or consumed in connection with the processing, manufacture, packing, shipping, selling or furnishing of products in the Business;

          "Lender" means Thomas Koll, his heirs, executors, administrators, successors and assigns;

          "Lien" includes any mortgage, pledge, lien, hypothecation, security interest or other encumbrance or charge (whether fixed, floating or otherwise) or title retention, any right of set-off (arising otherwise than by operation of Law) and any deposit of moneys under any agreement or arrangement whereby such moneys may be withdrawn only upon fulfillment of any conditions as to the discharge of any other indebtedness or other obligation to any creditor, or any right of or arrangement of any kind with any creditor to have its claims satisfied prior to other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or hereafter acquired;

          "Negotiable Collateral" has the meaning set forth in Section 2.3(2);

          "Obligations" has the meaning set forth in Section 2.2(1);

          "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, whether foreign or domestic;

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision;

          "PPSA" has the meaning set forth in Section 1.1;

          "Security Agreement" means this agreement as supplemented, amended or otherwise modified, renewed or replaced from time to time.


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                                      -3-



                                   ARTICLE 2
                                    SECURITY

     Section 2.1 Grant of Security. (1) Subject to Section 2.4, the Borrower hereby (i) mortgages and charges to the Lender as and by way of a fixed mortgage and charge; (ii) pledges to the Lender; and (iii) grants to the Lender, a security interest in all of the Borrower's right, title and interest in and to all personal property and undertaking of the Borrower now owned or hereafter acquired (collectively, the "Collateral", and all references thereto herein include any part thereof) including, without limitation, any and all of the
Borrower's:

     (a) Inventory, including, without limitation, goods held for sale or lease, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in progress, goods used in or procured for packing, materials used or consumed in the Business, and the goods described in Schedule A hereto;

     (b) equipment, fixtures and other goods of every kind, type and description now or hereafter owned, leased or otherwise held by it, including, without limitation, office equipment, computer equipment, consumables, machinery, plant, vehicles, licenses including the serial numbered goods described in Schedule B hereto, all licences and other rights and all records, files, charts, plans, drawings, specifications, manuals and documents relating thereto;

     (c)  Book Accounts and Contracts;

     (d) documents of title, chattel paper, instruments, securities and money, including, without limitation, all proceeds of all policies of insurance payable as indemnity or compensation for loss of or damage to any of the Collateral;

     (e) intangibles, including, without limitation, all security interests, goodwill, choses in action and other contractual benefits and (i) trademarks and rights and interests which are capable of being protected as trademarks (including service marks, certification marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles, and other source or business identifiers, and applications pertaining thereto), and including the trade names, trademarks, trademark registrations and pending applications listed on Schedule C attached hereto, as the same may be updated hereafter from time to time, and rights to apply for, register, renew and extend such trademarks and trademark rights, and all Licenses in respect of any of the above; (ii) all of the Borrower's right, title and interest in and to all patentable and unpatentable invention disclosures, patents, patent applications, industrial designs and industrial design applications, including the applications and registrations listed on Schedule C attached hereto, as the same may be updated hereafter from time to time, all reissues, divisions, renewals and continuations in part, foreign filing rights, and rights to register, renew and extend such rights, and to request re-examination and/or reissue of the patents, and all Licenses in respect of any of the above; (iii) all copyrights, copyright applications, copyright registrations, know-how, trade secrets, technical processes, recipes and formulae, and Licenses in respect of any of the above; (iv) the right (without obligation) to sue or bring opposition, expungement or cancellation proceedings in the name of the Borrower or in the name of the Lender for past, present and future infringements or violations of any of the intellectual property listed in paragraphs (i) to


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                                      -4-



          (iii) above; (v) all general intangibles relating to the foregoing, including all associated goodwill; (vi) all rights in databases and data collections and all rights therein throughout the world; (vii) all rights in computer software including all source code, object code, firmware, development tools, files records and data and all documentation relating to the foregoing; (vii) all World Wide Web addresses, sites and domain names; (ix) all proceeds of and rights associated with any and all of the foregoing (including, without limitation, Royalties and claims by the Borrower against third parties for past, present or future infringement of the Intellectual Property, including those items listed in the Schedules to this Security Agreement, or for injury to the goodwill associated with the use of any of the Trademarks or for breach or enforcement of any License, Royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty, or guarantee, payable by reason of loss or damage to or otherwise with respect to the Collateral (collectively, the "Intellectual Property"); (x) all contracts, licenses, sublicenses and agreements with respect to, relating to or ancillary to any of the foregoing; and (xi) any similar, corresponding, or equivalent rights to any of the foregoing throughout the world;

     (f)  substitutions and replacements of and increases,  additions and, where
          applicable,   accessions   to  the  property   described  in  Sections
          2.1(1)(a)-(e) inclusive; and

     (g)  proceeds in any form derived  directly or indirectly  from any dealing
          with  all  or  any  part  of  the   property   described  in  Sections
          2.1(1)(a)-(f) inclusive or the proceeds therefrom.

     (2) In addition, the Borrower hereby charges in favour of the Lender by way of a floating charge, its undertaking and all its property and assets, real and personal, moveable or immoveable, of whatsoever nature and kind, both present and future and every interest therein which the Borrower now has or hereafter acquires (other than the property and assets hereby effectively assigned or subjected to a specific mortgage and charge and subject to the exceptions hereinafter contained).

     (3) Without limiting the generality of the foregoing, the Collateral shall include all personal property of the Borrower now or hereafter located on or about or in transit to or from the locations set out in Schedule D hereto. The Borrower shall promptly inform the Lender in writing of any other location at which the Collateral consisting of tangible personal property may in future be located.

     Section 2.2 Obligations Secured. (1) The mortgages, charges, pledges, transfers, assignments and security interests granted hereby (collectively, the "Lien hereof") shall be continuing collateral security for the due payment and performance of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, joint or several or joint and several, at any time due or accruing due of the Borrower to the Lender under the Credit Agreement, any other Credit Facility Documents or otherwise howsoever incurred, and whether incurred as principal or surety (collectively, and together with the expenses, costs and charges set out in Section 2.2(2), the "Obligations").

     (2) All expenses, costs and charges incurred by or on behalf of the Lender in connection with the preparation and issuance of this Security Agreement, the perfection, preservation and protection of the Lien hereof and the enforcement of the Lender's rights and remedies hereunder, including the realization of the Collateral, and including all legal fees (on a solicitor and solicitor's own client basis) and disbursements, court costs, receiver's or agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral, shall be added to and form a part of the Obligations.


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                                      -5-



     Section 2.3 Attachment. (1) The Borrower and the Lender hereby acknowledge that (i) value has been given; (ii) the Borrower has rights in the Collateral (other than after-acquired Collateral); and (iii) they have not agreed to postpone the time of attachment of the Lien hereof.

     (2) If the Borrower acquires Collateral consisting of chattel paper, instruments, securities or negotiable documents of title (collectively, "Negotiable Collateral") after the date hereof, the Borrower will, forthwith upon receipt by the Borrower, deliver to the Lender such Negotiable Collateral and shall, at the request of the Lender (i) cause the transfer thereof to the Lender to be registered wherever, in the reasonable opinion of the Lender, such registration may be required or advisable, (ii) duly endorse the same for transfer in blank or as the Lender may direct, and (iii) forthwith deliver to the Lender all consents or other instruments or documents which may be necessary to effect the transfer of the Negotiable Collateral to the Lender or its nominee or, upon the enforcement of the Lien hereof, any third party.

     (3) The Borrower agrees to promptly inform the Lender in writing of the acquisition by the Borrower of any personal property which is not adequately described herein, and the Borrower agrees to execute and deliver at its own expense from time to time amendments to this Security Agreement or the schedules hereto or additional Security Agreements or schedules as may be required by the Lender in order that the Lien hereof shall attach to such personal property.

     Section 2.4 Scope of Lien. (1) Nothing in Section 2.1 shall be construed as an assignment by the Borrower (which term shall include a sub-lease, mortgage, pledge or charge) of any Contract, Book Account, claim, demand or chose in action which, as a matter of Law or by its terms, is non-assignable without the Consent or Authorization of some other person unless such Consent or Authorization has been obtained. To the extent that the creation of the Lien hereof would constitute a breach or permit the acceleration of any agreement right, license or permit to which the Borrower is a party, the Lien hereof shall not attach thereto but the Borrower shall hold its interest therein in trust for the Lender, and, in the case of any such potential breach or acceleration of any agreement, right, license or permit, shall use all reasonable efforts to obtain the consent of the other party thereto. Upon the Borrower obtaining the consent of such other party, the Lien hereof shall be deemed to have automatically attached to such agreement, right, license or permit, as the case may be.

     (2) Until the Lien hereof shall have become enforceable, the grant of the Lien hereof in the Intellectual Property shall not affect in any way the Borrower's rights to commercially exploit the Intellectual Property, to defend the Intellectual Property, to enforce the Borrower's rights therein or with respect thereto against third parties in any court or to claim and be entitled to receive any damages with respect to any infringement thereof.

     (3) The Lien hereof shall not extend to consumer goods.

     (4) The Lien hereof shall not extend or apply to the last day of any term of years reserved by a lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Borrower in respect of real property but the Borrower shall stand possessed of any such reversion in trust to assign and dispose thereof as the Lender may direct.

     (5) The Lender will not be deemed in any manner to have assumed any obligation of the Borrower under any Contracts nor shall the Lender be liable to any Official Body or contract counterparties by reason of any default by any person under any contract. The Borrower agrees to indemnify and hold the Lender harmless of and from all liability, loss, damage or expense which it may or might incur by reason of any claim or demand against it based on its alleged assumption of the

Borrower's duty and obligation to perform and discharge the terms, covenants and agreements in any Contract.

     (6) The Lien hereof shall not constitute an assignment of the Intellectual Property for purposes of the Patent Act (Canada) or the Copyright Act (Canada) and shall not impose any obligation on the Lender to prosecute or defend any application to register the Intellectual Property or to pay maintenance fees.

     (7) It is expressly acknowledged by the Borrower that, notwithstanding any right or authority granted to the Borrower herein or in any other agreement or instrument to deal with the Collateral, it is the intention of the Borrower and the Lender that (i) the Lien hereof shall operate and be construed as a fixed and specific charge of all Collateral in respect of which the Borrower presently has rights, and as a fixed and specific charge of all after-acquired Collateral which shall attach forthwith upon the Borrower acquiring rights therein, and
(ii) except as provided in Section 2.1(2), the Lien hereof shall neither operate nor be construed as a floating charge.

     Section 2.5 The Lender's Care and Custody of Collateral. (1) The Lender shall not be bound to collect, dispose of, realize, protect or enforce any of the Borrower's right, title and interest in and to the Collateral or to institute proceedings for the purpose thereof and, without limiting the generality of the foregoing, the Lender shall not be required to take any steps necessary to preserve rights against prior parties in respect of any Negotiable Collateral.

     (2) The Lender shall have no obligation to keep Collateral in its possession identifiable.

     (3) The Lender may, both before and after the Lien hereof shall have become enforceable, (i) notify any person obligated on a Book Account or on chattel paper or any obligor on an instrument to make payment thereunder to the Lender whether or not the Borrower was theretofore making collections thereon, and (ii) assume control of any proceeds arising from the Collateral.

     Section 2.6 The Borrower's Dealings with Collateral. The Borrower shall not, without the prior written consent of the Lender, sell, exchange, lease, release or abandon or otherwise dispose of the Collateral or create, assume or permit to remain outstanding any Lien (except for Liens which are permitted by the Credit Agreement) in, on or of the Collateral except as provided in the Credit Agreement, or as otherwise agreed to in writing by the Lender. Any proceeds of such sale or lease except as referred to in (i) and (ii) above shall be held by the Borrower in trust for the Lender and, at the request of the Lender, shall be paid immediately to the Lender.

     Section 2.7 Right of Set-Off. The Obligations secured by this Security Agreement shall be paid, when due, by the Borrower to the Lender without regard to any equities existing among the Borrower and the Lender and without regard to any right of set-off or cross-claim or of any claim or demand of the Borrower against the Lender or otherwise.

     Section 2.8 Protective Disbursements. If the Borrower fails to perform any covenant on its part contained in this Security Agreement then the Lender may, in its absolute discretion, perform any such covenant capable of being performed by it and, if any such covenant requires the payment or expenditure of money, the Lender may make such payment but shall be under no obligation to do so, and all sums so paid or expended by the Lender shall be immediately payable by the Borrower, shall bear interest at the highest rate set forth in the Credit Agreement until paid and shall be secured hereby, having the benefit of the Lien hereof in priority to the indebtedness evidenced by this Security Agreement. No


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                                      -7-



such performance or payment shall relieve the Borrower from any default under this Security Agreement or any consequences of such default.

                                   ARTICLE 3
                                   ENFORCEMENT

     Section 3.1 Default. The Lien hereof shall be and become enforceable against the Borrower if and when it shall fail to make payments or perform any of the Obligations on demand or otherwise when due and payable or to be performed, as the case may be, or upon the occurrence of any Event of Default, as defined in the Credit Agreement.

     Section 3.2 Remedies. Whenever the Lien hereof has become enforceable, the Lender may realize upon the Collateral and enforce the rights of the Lender by:

     (a) entry onto any premises where Collateral consisting of tangible personal property may be located;

     (b) entry into possession of the Collateral and removal of Collateral consisting of tangible personal property by any method permitted by Law;

     (c) sale, assignment, lease, sub-lease, granting options or options to purchase or any other disposal of the Collateral;

     (d)  collection of any proceeds arising in respect of the Collateral;

     (e) collection, realization or sale of or other dealing with the Book Accounts;

     (f) the exercise of any contractual, legal or other rights or interests of the Borrower under or in respect of the Collateral;

     (g) the payment of any Lien that may exist or be threatened against the Collateral, in which event such amount and any costs, charges and expenses incurred in connection therewith shall be added to the Obligations;

     (h) the appointment by instrument in writing of a receiver (which term as used in this Security Agreement includes a receiver and manager) or agent of the Collateral and/or the Business and the removal or replacement of such receiver or agent from time to time;

     (i) the institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of the Collateral;

     (j) the institution of proceedings in any court of competent jurisdiction for sale or foreclosure of the Collateral;

     (k) filing proofs of claim and other documents to establish claims in any proceeding relating to the Borrower;

     (l) the set-off and application against the Obligations, to the fullest extent permitted by Law, of any monies to be paid by the Lender to the Borrower under the Credit Agreement, or any other agreement between the Lender and the Borrower; and


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                                      -8-



     (m)  any other remedy or  proceeding  authorized or permitted by applicable
          Law.

Such remedies may be exercised from time to time separately or in combination and are in addition to and not in substitution for any other rights of the Lender however created. The Lender may proceed by way of any action, suit or other proceeding available at law and no right, remedy or power of the Lender shall be exclusive of or dependent on any other. The Lender may exercise any of its rights, remedies or powers separately or in combination and at any time. The Lender shall not be bound to exercise any such rights or remedies, and the exercise of such rights and remedies shall be without prejudice to the rights of the Lender in respect of the Obligations including the right to claim for any deficiency.

     Section 3.3 Additional Rights. In addition to the remedies of the Lender set forth in Section 3.2, the Lender may, whenever the Lien hereof has become enforceable,

     (a) require the Borrower, at the Borrower's expense, to gather the Collateral consisting of tangible personal property at a place or places designated by notice in writing given by the Lender to the Borrower;

     (b) require the Borrower, by notice in writing given by the Lender to the Borrower, to disclose to the Lender the location or locations of the Collateral consisting of tangible personal property;

     (c)  repair,   process,   modify,  complete  or  otherwise  deal  with  the
          Collateral and prepare for the disposition of the Collateral, whether on the premises of the Borrower or otherwise;

     (d) carry on all or any part of the business or businesses of the Borrower and, to the exclusion of all others including the Borrower, enter upon, occupy and use all or any of the premises, buildings, plant, undertaking and other property of or used by the Borrower for such time as the Lender sees fit, free of charge, and the Lender shall not be liable to the Borrower for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection therewith or resulting therefrom;

     (e) borrow for the purpose of carrying on the business of the Borrower or for the maintenance, preservation or protection of the Collateral and mortgage, charge, pledge or grant a Lien in, on or of the Collateral, whether or not in priority to the Lien hereof, to secure repayment;

     (f) demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give valid and effectual receipts and discharges therefor and compromise or give time for the payment or performance of all or any part of the accounts or any contract or any other obligation of any third party to the Borrower; and

     (g) participate in any recapitalization, reclassification, reorganization, consolidation, redemption, share split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any other money or property received in exchange for the Collateral shall be held by the Lender thereafter as part of the Collateral pursuant to the provisions hereof.

     Section 3.4 Concerning the Receiver. (1) Any receiver appointed by the Lender shall be vested with the rights and remedies which could have been exercised by the Lender in respect of the Borrower or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any instrument or instruments supplemental thereto. The identity of the receiver, any replacement thereof and any remuneration thereof shall be within the sole and unfettered discretion of the Lender.

     (2) Any receiver appointed by the Lender shall act as agent for the Lender for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Borrower. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Borrower or as agent for the Lender (but in all cases shall take direction from the Lender) as the Lender may determine in its sole and unfettered discretion. The Borrower agrees to ratify and confirm all actions of the receiver acting as agent for the Borrower, and to release and indemnify the receiver in respect of all such actions.

     (3) The Lender, in appointing or refraining from appointing any receiver, shall not incur liability to the receiver, the Borrower or otherwise and shall not be responsible for any misconduct or negligence of such receiver.

     Section 3.5 Appointment of Attorney. The Borrower hereby irrevocably appoints the Lender (and any officer thereof) as attorney of the Borrower (with full power of substitution) to exercise, whenever the Lien hereof has become enforceable, in the name of and on behalf of the Borrower any of the Borrower's right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement and delivery of any agreements, documents, instruments, securities, documents of title and chattel paper and any notices, receipts, assignments or verifications of the Book Accounts. All acts of any such attorney are hereby ratified and approved, and such attorney shall not be liable for any act, failure to act or any other matter or thing in connection therewith, except for its own negligence or wilful misconduct.

     Section 3.6 Dealing with the Collateral. (1) The Lender shall not be obliged to exhaust its recourses against the Borrower or any other Person or Persons or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Lender may consider desirable.

     (2) The Lender may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower and with other Persons, sureties or securities as the Lender may see fit, all without prejudice to the Obligations or the rights of the Lender in respect of the Collateral.

     (3) The Lender shall not be (i) bound under any circumstances to realize upon the Collateral; (ii) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral; (iii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of the Lender and the Borrower or any other Persons in respect thereof; (iv) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal therewith; or (v) bound to protect the Collateral from depreciating in value or becoming worthless.

     (4) All moneys from time to time received by the Lender or the receiver may be applied in such a manner, order and priority as the Lender in its sole discretion may determine. If there shall be a deficiency, the Borrower shall remain liable for such deficiency and shall pay the amount of such deficiency to the Lender forthwith.

     Section 3.7 Standards of Sale. Without prejudice to the ability of the Lender to dispose of the Collateral in any manner which is commercially reasonable, the Borrower acknowledges that a disposition of Collateral by the Lender which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

     (a) Collateral may be disposed of in whole or in part whether or not the Lender has taken possession thereof;

     (b) Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

     (c) any purchaser or lessee of such Collateral may be a customer or related party of the Lender;

     (d)  a disposition  of Collateral may be on such terms and conditions as to
          credit,   deferred  payment  or  otherwise  as  the  Lender,   in  its
          discretion, may deem advantageous;

     (e) the Lender may establish an upset or reserve bid or price in respect of the Collateral; and

     (f) the Lender may buy in, rescind or vary any contract for the disposition of Collateral and may dispose of any Collateral again without being obligated to account or answer for any gain or loss occasioned thereby.

     Section 3.8 Dealings by Third Parties. (1) No person dealing with the Lender or its agent or a receiver shall be required (i) to determine whether the Lien hereof has become enforceable; (ii) to determine whether the powers which the Lender or such agent or receiver on behalf of the Lender is purporting to exercise have become exercisable; (iii) to determine whether any money remains due to the Lender by the Borrower; (iv) to determine the necessity or expediency of the stipulations and conditions subject to which any sale or lease shall be made; (v) to determine the propriety or regularity of any sale or of any other dealing by the Lender with the Collateral; or (vi) to see to the application of any money paid to the Lender.

     (2) Any purchaser of the Collateral from the Lender shall hold the Collateral absolutely free from any claim or right of whatever kind including any equity of redemption of the Borrower, and the Borrower hereby specifically waives, to the fullest extent permitted by Law, as against any such purchaser, all right of redemption, stay or appraisal which the Borrower now has or may have under any rule of Law now existing or hereafter adopted. To the fullest extent permitted by Law, the Borrower waives all of the rights, benefits and protection provided to it by any statute which imposes limitations upon the rights, remedies or powers of a secured party.

                                   ARTICLE 4
                                     GENERAL

     Section 4.1 Discharge. The Lien hereof shall be released and discharged upon, but only upon, full payment of the Obligations and at the request and expense of the Borrower. The Lender shall execute and deliver to the Borrower, at the request and expense of the Borrower, such releases and discharges as the Borrower may reasonably require.

     Section 4.2 No Merger, etc. No judgment recovered by the Lender shall operate by way of merger of or in any way affect the Lien hereof, which is in addition to and not in substitution for any other security now or hereafter held by the Lender in respect of the Obligations.

     Section 4.3 Security Additional. The Borrower agrees that the security interests created by this Security Agreement are in addition to and not in substitution for any other security now or hereafter held by the Lender.

     Section 4.4 Realization. The Borrower acknowledges and agrees that the Lender may realize upon various securities securing the Obligations or any part thereof in such order as it may be advised and any such realization by any means upon any security or any part thereof will not bar realization upon any other security or the security hereby constituted or parts thereof.

     Section 4.5 Waivers, etc. No amendment, consent or waiver by the Lender shall be effective unless made in writing and signed by an authorized officer of the Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 4.6 Further Assurances. The Borrower shall from time to time, whether before or after the Lien hereof shall have become enforceable, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Lender may reasonably require for protecting the Collateral or perfecting the Lien hereof and for exercising all rights, remedies, powers, authorities and discretions hereby conferred upon the Lender, and the Borrower shall, from time to time after the Lien hereof has become enforceable, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Lender may require for facilitating the sale of or other dealing with the Collateral in connection with any realization thereof.

     Section 4.7 Notice. All notices, requests, demands, directions and communications (in this Section 4.5, "notices") hereunder shall be sent by telex, facsimile or similar means of recorded communication or hand delivery and shall be effective when hand delivered or, in the case of successful telex, facsimile or similar means of recorded communication, when received. All notices shall be given to the respective addresses on page 1 of this Security Agreement or, in either case, in accordance with any unrevoked written direction as to a change of address given in accordance with this Section 4.5.

     Section 4.8 Successors and Assigns. This Security Agreement shall be binding upon the Borrower, its successors and assigns, and shall enure to the benefit of the Lender and its successors and assigns. The Borrower may not assign or novate any of its rights or obligations under this Security Agreement without the prior written consent of the Lender. All rights of the Lender hereunder shall be assignable in accordance with the terms of the Credit Agreement and in any action brought by an assignee to enforce any such right, the Borrower shall not assert against such assignee any claim or defence which the Borrower now has or hereafter may have against the Lender.

     Section 4.9 Headings, etc. The division of this Security Agreement into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

     Section 4.10 Severability. If and to the extent that any provision hereof shall conflict with any mandatory provision of the PPSA (including, without limitation, an exclusion or purported exclusion of a duty or onus imposed by the PPSA or a limitation or purported limitation of the liability of or the amount of damages recoverable from a person who has failed to discharge a duty or obligation imposed by the PPSA), such provision of the PPSA shall govern. The provisions of this Security Agreement are intended to be severable. If any provision of this Security Agreement shall be deemed by any court of competent jurisdiction or held to be invalid or void or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 4.11 Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

     Section 4.12 Incorporation of Schedules. Schedules A, B, C and D shall, for all purposes hereof, form an integral part of this Security Agreement.

     Section 4.13 Conflict. In the event of a conflict or inconsistency between the provisions of this Security Agreement and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall prevail.

     Section 4.14 Acknowledgement of Receipt/Waiver. The Borrower acknowledges receipt of an executed copy of this Security Agreement. The Borrower waives, to the extent permitted by Law, the right to receive a copy of any financing statement, financing change statement or verification statement registered with or issued by any personal property registry or other Official Body in connection with this Security Agreement.

     IN WITNESS WHEREOF the Borrower has duly executed this Security Agreement and affixed its corporate seal under the hands of its proper officers duly authorized in that behalf for the purpose thereof as of the date first above written.


                                        INFOWAVE SOFTWARE, INC.


                                        Per: ----------------------------------
                                                Authorized Signatory


                                        Per: ----------------------------------
                                                Authorized Signatory

                                   SCHEDULE A

                                    INVENTORY

Nil

                                   SCHEDULE B

                              SERIAL NUMBERED GOODS


Nil

                                   SCHEDULE C

                              INTELLECTUAL PROPERTY


          TRADEMARKS, TRADEMARK REGISTRATIONS AND PENDING APPLICATIONS


REGISTERED TRADE-MARKS
----------------------



--------------------------------------------------------------------------------
Trade-mark:                I Design
Country:                   Canada
Registration No.:          527,301
Registration Date:         May 4, 2000

--------------------------------------------------------------------------------
Trade-mark:                I Design
Country:                   United States
Registration No.:          2,411,809
Registration Date:         Dec. 12, 2000

--------------------------------------------------------------------------------
Trade-mark:                INFOWAVE
Country:                   Canada
Registration No.:          441,677
Registration Date:         March 31, 1995

--------------------------------------------------------------------------------
Trade-mark:                INFOWAVE OFFICE ENABLER
Country:                   Canada
Registration No.:          496,520
Registration Date:         June 19, 1998

--------------------------------------------------------------------------------
Trade-mark:                INFOWAVE OFFICE ENABLER
Country:                   United States
Registration No.:          2,291,877
Registration Date:         November 16, 1999

--------------------------------------------------------------------------------
Trade-mark:                INFOWAVE WIRELESS ENABLER
Country:                   Canada
Registration No.:          507,188
Registration Date:         January 27, 1999

--------------------------------------------------------------------------------
Trade-mark:                infoWave Design
Country:                   United States
Registration No.:          2,301,202
Registration Date:         December 21, 1999

--------------------------------------------------------------------------------

TRADE-MARK APPLICATIONS
-----------------------

--------------------------------------------------------------------------------
Trade-mark:                CRM2GO
Country:                   Canada
Serial No.:                1,045,777
Filing Date:               February 8, 2000

--------------------------------------------------------------------------------
Trade-mark:                SFA2GO
Country:                   Canada
Serial No.:                1,045,774
Filing Date:               February 8, 2000

--------------------------------------------------------------------------------

Trade-mark:                INFOWAVE & CIRCLE WITHIN A CIRCLE DESIGN
Country:                   Canada
Serial No.:                1,084,735
Filing Date:               November 30, 2000

--------------------------------------------------------------------------------

Trade-mark:                INFOWAVE & CIRCLE WITHIN A CIRCLE DESIGN
Country:                   United States
Serial No.:                76/218,583
Filing Date:               March 5, 2001

--------------------------------------------------------------------------------

Trade-mark:                INFOWAVE WIRELESS ENABLER
Country:                   United States
Serial No.:                75/396,059
Filing Date:               November 25, 1997

--------------------------------------------------------------------------------

Trade-mark:                INFOWAVE
Country:                   United States
Serial No.:                75/229,032
Filing Date:               January 21, 1997

--------------------------------------------------------------------------------

Trade-mark:                SYMMETRY
Country:                   United States
Serial No.:                75/816,213
Filing Date:               Oct. 5, 1999

--------------------------------------------------------------------------------

Trade-mark:                WIRELESS BUSINESS ENGINE
Country:                   United States
Serial No.:                76/139,261
Filing Date:               October 3, 2000

--------------------------------------------------------------------------------

Trade-mark:                WIRELESS BUSINESS ENGINE
Country:                   Canada
Serial No.:                1,074,166
Filing Date:               September 8, 2000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Trade-mark:                INFOWAVE FOR THE NET
Country:                   United States
Serial No.:                75/803,984
Filing Date:               September 21, 1999

--------------------------------------------------------------------------------

Trade-mark:                INFOWAVE FOR EXCHANGE
Country:                   United States
Serial No.:                75/803,983
Filing Date:               September 21, 1999

--------------------------------------------------------------------------------

Trade-mark:                WIRELESS BUSINESS ENGINE
Country:                   European Community (Austria, Belgium, Denmark,
                           Finland, France, Germany, Greece, Ireland, Italy,
                           Luxembourg, Netherlands, Portugal, Spain, Sweden and
                           United Kingdom).
Serial No.:                1,996,636
Filing Date:               November 29, 2000

--------------------------------------------------------------------------------

                                   SCHEDULE D

                PATENTS, PATENT APPLICATIONS, INDUSTRIAL DESIGNS
                       AND INDUSTRIAL DESIGN APPLICATIONS



Registrations
-------------

None

Applications
------------

       United States Patent Application No. 09/755,898 - Filing Date May 5, 2001
       Title:       METHOD, APPARATUS, SIGNALS AND MEDIA FOR PROVIDING CUSTOM
                    OUTPUT IN RESPONSE TO USER INPUT AND E-MAIL SYSTEM
                    EMPLOYING SAME
       Inventor:    Mark Miller Chesser
       Assignee:    Infowave Software, Inc.

       Canadian Patent Application No. 2,330,414 - Filing Date May 8, 2001
       Title:       METHOD, APPARATUS, SIGNALS AND MEDIA FOR PROVIDING CUSTOM
                    OUTPUT IN RESPONSE TO USER INPUT AND E-MAIL SYSTEM
                    EMPLOYING SAME
       Inventor:    Mark Miller Chesser
       Assignee:    Infowave Software, Inc.